CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders
Putnam High Yield Trust:

We consent to the use of our report, dated October 15, 2010, with respect to the financial statements included herein by reference of Putnam High Yield Trust and to the references to our firm under the captions “Financial Highlights” in the prospectus and “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
December 22, 2010